UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 15, 2007

SearchHelp, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-31590	11-3621755
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6800 Jericho Turnpike, Suite 208E, Syosset, New York		11791
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (516) 922-4765

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Election of Director

On May 15, 2007, the SearchHelp, Inc. Board of Directors elected Randy S. Zelin as member of the Board of Directors, effective immediately. Mr. Zelin’s term as a member of the Board of Directors will continue until the next annual stockholders meeting or until a successor is duly elected or appointed.

Mr. Zelin, age 44, has served as President of Randy Scott Zelin, P.C., a law firm in Westbury, New York from June 2002 to the present. Mr. Zelin is of counsel to Pryor & Mandelup, LLP. Mr. Zelin is a criminal defense and securities litigation attorney and is admitted to practice in New York, New Jersey, and Florida and in the U.S. District Courts for the Southern, Eastern, and Northern Districts of New York, and the U.S. Court of Appeals for the Second Circuit. Mr. Zelin is a member of the Nassau County Bar Association and the National Association of Criminal Defense Lawyers. He is a graduate of Hofstra University (B.A. 1984) and the Touro College Jacob D. Fuchsberg Law Center (J.D. 1987).

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEARCHHELP, INC.

Date: June 25, 2007	By:	/S/ John Caruso
Name: John Caruso
Title: Chief Financial Officer